Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Westrock Coffee Company of our report dated March 10, 2026 relating to the financial statements and financial statement schedule, which appears in Westrock Coffee Company's Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas

November 10, 2026